Third Quarter 2026 Earnings Review NYSE: WLY MARCH 05, 2026

SAFE HARBOR STATEMENT This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward- looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2026 in connection with our multiyear Global Restructuring Program and completed dispositions; (xi) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiii) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xiv) other factors detailed from time to time in our filings with the SEC. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. NON-GAAP FINANCIAL MEASURES Wiley provides non-GAAP financial measures and performance results such as:  Adjusted Revenue  Adjusted Earnings Per Share (“Adjusted EPS”);  Free Cash Flow;  Adjusted Operating Income and margin;  Adjusted Income Before Taxes  Adjusted Income Tax Provision  Adjusted Effective Tax Rate  EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted EBITDA and margin; and  Results on a constant currency (“CC”) basis. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2026 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP. 2

Authoritative content and research intelligence for the advancement of scientific discovery, innovation, and learning

Third Quarter Summary Driving continued strength in Research Publishing with record submissions and output, double-digit open access growth, and strong progress in our multi-year renewals; Learning performance as expected Accelerating progress in AI and Data Services with new leadership, strategic multi-year partnerships with life sciences companies, and $42 million of AI revenue realized year-to-date Advancing technology transformation with the announcement of a multi-year technology managed services partnership; Corporate Expenses reduced by 21% vs. prior year period Delivering material margin expansion and cash flow growth with Adjusted Operating Margin and Adjusted EBITDA Margin up 280bps and 250bps; respectively; Operating Cash Flow nearly doubled to $103M Returning record cash to shareholders with YTD share repurchases doubling to $70M on a full year target of $100M; combined total of $126M returned in dividend and repurchases in nine months 1 2 4 3 5 Accelerated progress in all major areas of focus

Delivering on our Fiscal 2026 Commitments

OBJECTIVE	STATUS	YTD PROGRESS
Lead in Research	✓	▪ **Revenue growth:** Research +4% at constant currency ▪ **Leading indicators:** Submissions (+26%) and Output (+11%) ▪ **Global acceleration:** Submissions in Brazil (+77%), India (+43%), China (+24%), UK (+18%), Japan (+19%), US (+12%) ▪ **Research Platform milestones:** 1,500+ journals or 80%+ of portfolio now migrated **Journal portfolio:** Expansion of world-leading Advanced brand with 8 new journals planned by end of 2026 for total of 30+; acquisition of leading Physics journal
Deliver growth and value through AI and in adjacent markets	✓	▪ **AI Revenue:** $7M licensing agreements signed in Q3 with new AI model customers, including the first outside the US; $42M of total AI revenue realized YTD ▪ **Corporate R&D expansion:** Announced strategic, recurring revenue partnership with OpenEvidence for clinical decision support and launched clinical outcome assessments partnership with IQVIA; in discussions with others; strong momentum with subscription agreements or pilots with 10 corporate customers in targeted verticals ▪ **AI innovation:** New leadership announced; Publisher partnerships now at 36 for Nexus content licensing service; 9,000 trial users on Gateway
Drive operational excellence and discipline across the organization	✓	▪ **Corporate costs:** Reduced corporate expenses on Adjusted EBITDA basis by 21% in quarter and 12% year-to-date. Reduced total corporate costs before allocations by $17 million year-to-date ▪ **Tech transformation:** Accelerating with multi-year tech managed services partnership ▪ **Disciplined investments:** Paying off with journal expansion and AI licensing

WILEY

Wiley’s Value Drivers Accelerating Research core growth and share gains from strong moat, global scale, and favorable demand trends Driving new AI and data services growth from proprietary content advantage in critical AI domains and unparalleled partner ecosystem Continuing multi-year margin expansion with tech transformation, shared services optimization, and AI productivity Disciplined portfolio and capital allocation with high-return reinvestments and returns to shareholders; continuing to drive ROIC higher

Research Growth: Funding and Multi-Year Renewals • Proposed US Administration cuts to scientific funding largely rejected by Congress with continuing strong bi-partisan support and federal investment in scientific discovery underpinning national competitiveness and economic growth • Global R&D funding and scientific investment historically strong and getting stronger; article output up every year since 1944 except one*; R&D up 4-5% with the number of researchers growing 3% and AI productivity accelerating • Share of research output well dispersed across APAC (45%), Europe (31%), North America (18%), and ROW (6%) • CY26 journal renewal season stronger than anticipated as multi-year agreements remain must have for researchers and institutions worldwide • The wide moat publishers have a distinct advantage due to breadth and depth of content and proprietary data • Agreements viewed as mission critical to institutions with read and publish capabilities, author training, analytics and reporting – further strengthening retention • Further differentiators have been our AI-powered research capabilities through platforms like Research Exchange and Gateway 82% CY26 renewals closed; schedule in line with prior years 99% Expected customer retention, consistent over time Access to research remains core to institutions despite macro and political environments *1971

Research Growth: Global Demand & Open Access Output increasing from global expansion of research, driving double-digit open access growth Wiley Submissions Wiley Output Wiley Open Access Growth +26% +11% +24% YTD v. prior year Our Leading Open Access Journal and Advanced Portfolio • Advanced Science has rapidly become one of the world’s leading journals in open access with a high impact rating and revenue growth of 50%; strong long-term outlook based on brand, quality, and the breadth of audience • Wiley’s Advanced portfolio of journals is expected to exceed $70M in FY26 revenue, growing at strong double digits

Wiley’s Strategic Advantages in an AI Economy Must have, continually updating PROPRIETARY CONTENT Provides much of world’s trusted scientific, technical, medical, and scholarly content and data through our portfolio and partner portfolios. Leading position in high-demand KNOWLEDGE DOMAINS Big 3 publisher and differentiated by top position in corporate R&D growth areas, including chemistry, materials, food science, engineering, etc. World renowned TRUST AND REPUTATION Wide moat journal portfolio and peer review networks; home to Nobel prize winning authors and the world’s most prestigious societies Unencumbered market builder w/ FIRST MOVER ADVANTAGE Moving with speed and innovation with corporations and AI platform providers building out high-stakes AI models and applications Strategic connector with unrivalled PARTNER ECOSYSTEM Leveraging unmatched network of large AI partners, disruptors, corporations, institutions, other publishers, and societies Partnering w/ AI platform providers as CAPITAL LIGHT MODEL Ability to leverage existing assets, partnership ecosystem, and open platforms for high returns with minimal investment

AI and Data Strategy Research & Learning Publishing (Foundational content and data, continually updating) AI-Powered Literature Search (AI Gateway for researchers and institutions) Domain-Specific Intelligence (Enriched data and AI solutions for corporations and partners) Life Sciences, Health, Engineering/Materials/Chem, Food & Ag, Finance Broad Academic Domains

New AI and Data Leader Armughan Rafat • Leads Wiley’s AI and data services strategy, driving innovation at the intersection of analytics, machine learning, and data solutions • Brings over 25 years leading complex technology and data organizations across life sciences, financial services, and publishing • Senior data analytics and technology roles at Norstella, Clarivate, ASI, and Thomson Reuters, where he developed products that generated hundreds of millions in annualized revenue • Published innovator with patents in machine learning; consistently converted content assets into high-margin data services and co-led integration for multi-billion-dollar acquisitions

FY24 FY25 FY26P AI and Data Growth by the Numbers AI Revenue (increasing share from recurring) $40M $45M-$50M $23M • 10 Corporate Subscription Customers • 4 LLM Training Customers • 36 Nexus Publisher Partners for Scale • 9,000 Researcher Trial Users on Gateway • $100M+ Lifetime AI Revenue Overall $42M Q3

AI and Data Growth: Clinical Outcome Assessments Clinical Outcome Assessments (COA) are scientifically validated instruments used in pharmaceutical trials to measure how patients feel, function, and respond to treatment. They are essential for demonstrating treatment impact and meeting regulatory standards for drug approval. Our collaboration with IQVIA transforms how we deliver this data, moving from copyright licensing to comprehensive, trial-ready solutions. Recently launched and strong early momentum. Wiley offers a comprehensive COA solution covering the full clinical trial implementation from licensing and multi-language translations to electronic migration, scientific support, and regulatory guidance. One Wiley-IQVIA partnership announced in Nov 2025 delivers what previously required multiple vendors. Transforming our large collection of Clinical Outcome Assessments into Pharmaceutical Solutions, shifting Wiley from rights provider to fast-growing clinical trial partner Wiley brings to partnership:  Our own validated COAs and manage on behalf of society partners, a portfolio of 100+ COA instruments across range of therapeutic areas  Established licensing infrastructure  Trusted scientific heritage IQVIA brings to partnership:  World's largest Contract Research Organization ($16B annual revenue)  Deep pharmaceutical relationships  Regulatory expertise and implementation capability Wiley COA Incremental Growth $800K in 2021 > $7M in 2026 and Rapidly Scaling

AI and Data Growth: Clinical Point of Care Positioning Wiley as a strategic player in the clinical AI ecosystem through content licensing, equity investment, and future collaboration • OpenEvidence has rapidly emerged as the most widely used clinical decision support platform among U.S. physicians, with more than 40% of doctors using the platform daily across 10,000+ hospitals • Wiley and OpenEvidence have executed a 5-year agreement to integrate trusted content from Wiley journals and leading partners into the industry-leading clinical AI platform • Wiley will take a small equity position in OpenEvidence, positioning us as an ongoing strategic partner capturing growing opportunities in clinical decision support and corporate R&D • Includes Cochrane Database of Systematic Reviews—the gold standard for evidence-based clinical guidelines— and over 400 Wiley journals and books spanning critical specialties • Demonstrates how Wiley is enabling trusted access to scientific knowledge across multiple AI platforms and applications through responsible licensing frameworks; OpenEvidence expected to be a blueprint for others

Performance Financial Position Outlook

Third Quarter Results Revenue* 0% $410M GAAP Diluted EPS ▲$0.99 $0.56 Adj. EPS* ▲19% $0.97 Adj. EBITDA* ▲12% $105M *All variances are at constant currency. Revenue including favorable foreign exchange was up $5 million or +1%  Revenue performance as expected driven by Research growth of 1% offset by Learning decline of 2% from market headwinds in Professional; year-over-year performance impacted by AI revenue agreement in prior year  Adjusted EBITDA growth driven by material progress in reducing corporate expenses and driving Research margin expansion  Adjusted EBITDA margin up 250bps to 25.7%  Adjusted EPS growth driven by Adjusted Operating Income growth of 22%. Adjusted Operating Margin up 280bps to 17% Strong earnings growth and margin expansion highlight quarter; on track to deliver on guidance

Research Performance  Research Publishing growth +4% excluding prior year AI revenue driven by strong demand and growth in recurring-revenue and open access models  Demand indicators, output trends, and outlook favorable; CY26 renewals tracking better than expected worldwide  Research Solutions performance impacted by revenue declines in recruitment and databases in a soft corporate marketing environment  Adjusted EBITDA growth up on revenue growth and cost savings; margin up 40bps Q3 Summary (millions) Q3 2026 Change Change CC Research Publishing $233 3% 1% Research Solutions $41 (2%) (3%) Total Revenue $274 2% 1% Adjusted EBITDA $91 4% 3% Adjusted EBITDA Margin 33.1% YTD 2026 Change Change CC $707 4% 2% $127 11% 10% $834 5% 4% $264 7% 6% 31.6%

Learning Performance  Academic growth driven by digital content and licensing offsetting continued print declines  Professional revenue performance impacted by market-related challenges around consumer and corporate spending and Amazon channel inventories  Responding by reorganizing our editorial focus toward higher-value authors and titles, and accelerating our shift to digital products and inclusive access; targeted actions to protect margins  Adjusted EBITDA performance due to revenue performance; margin up 20bps to 35.6% (millions) Q3 2026 Change Change CC Academic $80 2% 1% Professional $56 (4%) (5%) Total Revenue $136 (1%) (2%) Adjusted EBITDA $48 0% (1%) Adjusted EBITDA Margin 35.6% YTD 2026 Change Change CC $223 (5%) (5%) $171 (9%) (10%) $394 (7%) (7%) $137 (8%) (8%) 34.8% Q3 Summary

Strong Balance Sheet and Cash Flow $56M ($1M) Free Cash FlowCapex 1.7 2.0 TTM Jan 2025 TTM Jan 2026 Operating Cash Flow YTD25 YTD26 $52M $103M YTD25 YTD26 Leverage Ratio (Net Debt to EBITDA) YTD25 YTD26 $53M $48M Wiley on track for $200M FCF outlook

Multi-Year Margin Expansion: Tech Transformation Creating a more cost effective, AI and data-enabled technology organization  Refocusing enterprise modernization on growth areas with AI-first approach  Consolidating locations and rationalizing application footprint; reducing tech debt  Freeing up capital for high return investments and the development of AI-powered customer solutions that leverage our content and domain advantages  Driving run-rate cash savings in FY27 and beyond — 5-year multi-year managed services partnership for enterprise IT services — Providing AI-first capabilities, scale, and efficiencies at a much faster pace — Partnership will improve delivery and free up internal teams to focus on product innovation — Driving material operational efficiencies and cost savings; freeing up capital to invest in high return AI solutions YTD Total Corporate Savings $17M (85% from tech transformation)

Portfolio and Disciplined Capital Allocation Balancing high-return growth investments with returning cash to shareholders Organic investment Expanding our journal portfolio and proprietary content base, notably our Advanced portfolio; geographic expansion in fast growing Research markets; migrating remaining journals onto our best-in-class Research Exchange Platform; expanding AI capabilities and business development Portfolio optimization Evaluating portfolio for potential divestitures that no longer fit our growth or margin profile; divested a small business earlier this year M&A focus Targeting accretive journal acquisitions to add to our scale and content advantage; acquired a leading physics journal this year Return to shareholders Implementing record share buyback of $100M in FY26 due to cash flow outlook and undervaluation; $70 million repurchased year to date. $126M allocated to dividends and repurchases in nine months, up 37% over prior year

Fiscal 2026 Outlook Metric Fiscal 2024 Fiscal 2025 Fiscal 2026 Outlook Dec 2025 Q3 Update March 2026 Adjusted Revenue $1,617M $1,660M Low-single digit growth Reaffirmed Adjusted EBITDA Margin 22.8% 24.0% 25.5% to 26.5% High end of range Adjusted EPS $2.78 $3.64 $3.90 to $4.35 High end of range Free Cash Flow $114M $126M Approximately $200M Reaffirmed Now projecting high end of range for Adjusted EBITDA margin and Adjusted EPS

Looking Ahead to Fiscal 2027 Research growth and strong momentum driven by researcher productivity and strong publishing output, steady growth in renewals, market share gains, and society wins; Learning improving AI momentum accelerating from executed multi-year partnerships and increased corporate momentum; new leadership and organization streamlined; copyright court decisions expected Operational excellence initiatives fast-tracking with full launch of Research Exchange Platform, managed services partnership, and AI Center of Excellence Meaningful margin expansion continuing from tech transformation, corporate expense reduction, and AI productivity gains Relentless focus on portfolio optimization and disciplined capital allocation to drive higher ROIC and recurring-revenue growth while rewarding long term shareholders

Executive Summary Accelerating progress in all major areas of focus — Driving strong growth and momentum in Research and AI — Materially expanding margins and cash flow — Deploying capital strategically and continuously improving ROIC Q3 in line with expectations; on track to achieve guidance Extremely well positioned in AI economy — Research has a wide moat that is robust and uniquely secure — Our proprietary content, domain-specific intelligence, and partnership ecosystems are significant advantages and in high demand — AI is only as good as the data that fuels it

Thank you for joining us For more information or follow-up: investors.wiley.com brian.campbell@wiley.com

Appendix - US GAAP to Non-GAAP Reconciliation

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION [1] [2]
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(in USD thousands, except per share information)
(unaudited)

Reconciliation of US GAAP Earnings (Loss) per Share to Non-GAAP Adjusted EPS

	Three Months Ended January 31,		Nine Months Ended January 31,	
	2026	2025	2026	2025
US GAAP Earnings (Loss) Per Share - Diluted	$ 0.56	$ (0.43)	$ 1.62	$ 0.29
Adjustments:				
Restructuring and related charges	0.11	0.09	0.24	0.21
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments	0.04	0.09	0.03	0.09
Amortization of acquired intangible assets	0.21	0.20	0.64	0.62
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	0.03	0.29	0.09	0.20
Held for Sale or Sold segment Adjusted Net Loss	-	-	-	0.05
Legal settlement	-	-	-	-
Income tax adjustments	0.02	0.58	(0.06)	0.82
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation [3]	-	0.02	-	-
Non-GAAP Adjusted Earnings Per Share - Diluted	$ 0.97	$ 0.84	$ 2.56	$ 2.28

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes

	Three Months Ended January 31,		Nine Months Ended January 31,	
	2026	2025	2026	2025
US GAAP Income Before Taxes	$ 44,396	$ 18,673	$ 120,113	$ 90,613
Pretax Impact of Adjustments:				
Restructuring and related charges	7,057	5,574	16,127	13,071
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments	3,430	5,239	1,880	5,590
Amortization of acquired intangible assets	13,343	13,042	39,801	38,956
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	161	15,930	3,586	9,760
Held for Sale or Sold segment Adjusted Loss Before Taxes	-	-	-	3,578
Legal settlement	-	-	108	-
Non-GAAP Adjusted Income Before Taxes	$ 68,387	$ 58,458	$ 181,615	$ 161,568

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

	Three Months Ended January 31, 2026	Three Months Ended January 31, 2025	Nine Months Ended January 31, 2026	Nine Months Ended January 31, 2025
US GAAP Income Tax Provision	$ 14,717	$ 41,627	$ 33,843	$ 74,545
Income Tax Impact of Adjustments [4]				
Restructuring and related charges	1,448	404	3,238	1,315
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments	1,314	260	346	599
Amortization of acquired intangible assets	1,859	1,910	5,985	5,511
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	(1,257)	154	(1,203)	(1,360)
Held for Sale or Sold segment Adjusted Tax Benefit	-	-	-	887
Legal settlement	-	-	-	-
Income Tax Adjustments				
Impact of withholding tax on Sri Lanka distribution	(1,208)	-	(1,208)	-
Impact of valuation allowance on the US GAAP effective tax rate	305	(31,744)	334	(44,863)
Impact of change in Germany statutory tax rate on deferred tax balances	-	-	3,869	-
Non-GAAP Adjusted Income Tax Provision	$ 17,178	$ 12,611	$ 45,204	$ 36,634
US GAAP Effective Tax Rate	33.1%	222.9%	28.2%	82.3%
Non-GAAP Adjusted Effective Tax Rate	25.1%	21.6%	24.9%	22.7%

Notes:

(1) All amounts are approximate due to rounding.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors.

(3) Represents the impact of using diluted weighted-average number of common shares outstanding (54.6 million shares for the three months ended January 31, 2025) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(4) For the three and nine months ended January 31, 2026 and 2025, respectively, substantially all of the tax impact was from deferred taxes.

WILEY

Appendix – Net Income to Adjusted EBITDA 2026 2025 2026 2025 Net Income (loss) 29,679$ (22,954)$ 86,270$ 16,068$ Interest expense 11,490 14,027 34,202 41,277 Provision for income taxes 14,717 41,627 33,843 74,545 Depreciation and amortization 35,592 36,474 107,967 110,445 Non-GAAP EBITDA 91,478 69,174 262,282 242,335 Restructuring and related charges 7,057 5,574 16,127 13,071 Net foreign exchange transaction losses 5,187 4,222 5,202 7,316 Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale 161 15,930 3,586 9,760 Other expense (income), net 1,524 (1,021) 3,614 (4,029) Held for Sale or Sold segment Adjusted EBITDA - - - 3,578 Legal settlement - - 108 - Non-GAAP Adjusted EBITDA 105,407$ 93,879$ 290,919$ 272,031$ Adjusted EBITDA Margin 25.7% 23.2% 23.7% 22.3% Notes: (1) All amounts are approximate due to rounding. (2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. January 31, January 31, Three Months Ended Nine Months Ended JOHN WILEY & SONS, INC. SUPPLEMENTARY INFORMATION (1)(2) RECONCILIATION OF US GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA AND ADJUSTED EBITDA (in USD thousands) (unaudited)